UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 19, 2006
Endeavour International Corporation
(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	001-32212 (Commission File Number)	88-0448389 (IRS Employer Identification No.)
1000 Main Street, Suite 3300
Houston, Texas 77002
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (713) 307-8700
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 3.01. Unregistered Sales of Equity Securities
Item 9.01. Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
Underwriting Agreement
Subscription and Registration Rights Agreement
Consent of Ernst & Young LLP
Consent of Netherland, Sewell & Associates, Inc.

Item 1.01. Entry into a Material Definitive Agreement.
     Underwriting Agreement
     On October 19, 2006, Endeavour International Corporation, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities Inc. and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters named in Schedule I thereto (collectively, the “Underwriters”). A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.
     Pursuant to the terms of the Underwriting Agreement, the Company agreed to sell to the Underwriters 35,000,000 shares of common stock of the Company, par value $.001 per share (“Common Stock”), plus an additional 5,250,000 shares of Common Stock if the Underwriters exercise their 30-day option to cover over-allotments, if any. The shares of Common Stock were offered pursuant to a Shelf Registration Statement on Form S-3 (File No. 333-130515), filed on March 13, 2006 under the Securities Act of 1933, as amended (the “Securities Act”), and the related prospectus supplements dated October 12 and October 20, 2006. The shares of Common Stock were offered and sold to the Underwriters at a price of $2.24425 per share and offered to the public at a price of $2.35 per share. This offering closed on October 25, 2006.
     Certain of the Underwriters and their affiliates have engaged and may engage in commercial and investment banking transactions with the Company in the ordinary course of their business for which they have received and may continue to receive customary compensation and expenses. An affiliate of Credit Suisse (USA) LLC is the agent and lender under the Company’s anticipated second lien term loan and will receive customary fees related thereto.
     Subscription and Registration Rights Agreement
     Also on October 19, 2006, the Company entered into a Subscription and Registration Rights Agreement (the “Subscription Agreement”) by and among the Company and the Investors party thereto (the “Investors”), pursuant to which the Company agreed to issue and sell to the Investors $125 million of Series A Convertible Preferred Stock with an initial conversion price of $2.50.
     The Subscription Agreement provides for the payment of a cumulative dividend equal to 10.0% per annum of the original issue price (compounded quarterly) if paid in cash and 10.42% per annum of the original issue price (compounded quarterly) if paid in stock (the “Original Dividend Rate”). The Original Dividend Rate will be reduced to 8.5% per annum of the original issue price (compounded quarterly) if paid in cash and 8.92% per annum of the original issue price (compounded quarterly) if paid in stock if the Company’s stockholders approve the exchange of the Series A Convertible Preferred Stock for a new series of convertible preferred stock which is identical to the Series A Convertible Preferred Stock except for the inclusion of additional antidilution provisions. The reduced dividend rate will be retroactive to the date of issuance if stockholder approval is obtained within 120 days of the issuance. The Series A Convertible Preferred Stock also will participate on an as-converted basis with respect to any dividends paid on the common stock.
     The Subscription Agreement also provides that the Company will, within 45 days of the issuance of the Series A Convertible Preferred Stock, file a shelf-registration statement covering the re-sales of all shares of common stock into which the Series A Convertible Preferred Stock is or may be convertible and will use reasonable efforts to cause such registration statement to become effective within 120 days. If the Company has not filed the registration statement or caused it to become effective within the time periods specified above or have not maintained the effectiveness of the registration statement, then the dividend rate on the Series A Convertible Preferred Stock will be increased by the product of 2.5% (if the dividend is paid in cash) or 2.63% (if the dividend is paid in stock) times the number of quarters (or portions thereof) in which the failure occurs or the Company fails to cure such failure.
     A copy of the Subscription Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.01. Unregistered Sales of Equity Securities.
     As discussed above in Item 1.01 of this Current Report, the Company, on October 19, 2006, agreed to issue and sell to the Investors $125 million of Series A Convertible Preferred Stock. The Company intends to issue the Series A Convertible Preferred Stock on or about November 1, 2006. The Series A Convertible Preferred Stock was offered to the Investors in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION
1.1	Underwriting Agreement, dated October 19, 2006, by and among Endeavour International Corporation and J.P. Morgan Securities Inc. and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters named in Schedule I thereto.

10.1	Subscription and Registration Rights Agreement, dated October 19, 2006, by and among Endeavour International Corporation and the Investors party thereto.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Netherland, Sewell & Associates, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDEAVOUR INTERNATIONAL CORPORATION
By:	/s/ Robert L. Thompson
	Name:	Robert L. Thompson
	Title:	Chief Accounting Officer

October 25, 2006

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION
1.1	Underwriting Agreement, dated October 19, 2006, by and among Endeavour International Corporation and J.P. Morgan Securities Inc. and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters named in Schedule I thereto.

10.1	Subscription and Registration Rights Agreement, dated October 19, 2006, by and among Endeavour International Corporation and the Investors party thereto.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Netherland, Sewell & Associates, Inc.